EXHIBIT 99.2

                               AMENDED & RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), amends and restates that certain Amended and Restated Employment Agreement by and between Thermo Electron Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Richard F. Syron (the "Executive"), dated as of July 11, 2000, including any amendments or restatements thereto. The effective date of this Amended and Restated Employment Agreement (the "Agreement") is November 21, 2002 (the "Effective Date").

                               W I T N E S S E T H

     WHEREAS, the Executive has served the Company as its President and Chief Executive Officer pursuant to an amended and restated employment agreement by and between the Executive and the Company, effective as of July 11, 2000 and any amendments or restatements thereto, and that certain employment agreement by and between the Executive and the Company effective as of June 1, 1999 (together, the "Original Agreement");

     WHEREAS, the Company and the Executive desire to amend and restate the Original Agreement in accordance with the terms set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1. Definitions.

          (a) "Accrued Obligations" shall have the meaning set forth in Section 11(a)(i) of this Agreement.

          (b) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

          (c) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

          (d) "Board" shall mean the Board of Directors of the Company.

          (e) "Cause" shall mean:

               (i) the Executive commits a felony or any crime involving moral turpitude; or

               (ii) in carrying out his duties, the Executive intentionally engages in conduct that constitutes gross neglect or gross misconduct or any material violation of this Agreement or any material violation

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          of applicable  Company rule or policy,  the violation of which amounts to gross neglect or gross misconduct.

          (f) "Change in Control" shall mean an event or occurrence set forth in
Section 1.1 of the Executive Retention Agreement (as defined below).

          (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities as provided in this Agreement for 180 days (including weekends and holidays) in any 365-day period. The existence of any such physical or mental incapacity shall be determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

          (h) "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

          (i) "Executive Retention Agreement" shall mean that certain Executive Retention Agreement by and between the Executive and the Company dated as of June 1, 1999.

          (j) "Exercise Period" shall mean the period in which stock options granted under Section 7 remain exercisable pursuant to the applicable award agreement under which such stock options were granted.

          (k) "Good Reason" shall mean termination by the Executive of his employment, after written notice to the Company within 30 days following the occurrence of any of the following events without his consent:

               (i) a reduction in the Executive's then current Base Salary or Reference Bonus Amount opportunity;

               (ii) the removal by the Board of Executive from any position described in Section 3 of this Agreement;

               (iii) a material diminution or change in the Executive's duties or responsibilities as contemplated and approved by the Board at the September 19, 2002 meeting;

               (iv) a change in the reporting structure so that the Executive reports to any other person or entity other than the Board;

               (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction;

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

               (vi) the early retirement of the Executive with the consent of the Board; or

               (vii) a material breach of this Agreement by the Company.

     Following written notice from the Executive, as described above, the Company shall have 15 days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th day following the written notice.

          (l) "Severance Bonus" shall have the meaning set forth in Section 11(a)(i) of this Agreement.

          (m) "Stock" shall mean the common stock of the Company.

          (n) "Termination Date" shall mean in the case of either a voluntary or involuntary termination, the last day upon which Executive works. In the event of the Executive's death, the Termination Date is the date of death. In the case of a Disability, the Termination Date is the date upon which the Executive receives written notice from the Board that it has deemed him to have a Disability, but in no event before the Executive is determined to have a Disability (as the term is defined in Section 1(g)).

     2. Term of Employment, Effect on Prior Agreements.

          (a) The Term of Employment ("Term" or "Term of Employment") under this Agreement shall extend until December 31, 2007, and shall be automatically extended on such date for an additional one (1) year period on the same terms and conditions as provided herein, unless the Company notifies the Executive at least 12 months prior to the expiration of the Term. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 11.

          (b) Effect on Prior Agreements. It is specifically acknowledged, understood and agreed by the Parties that this Agreement amends and restates the Original Agreement, as of the Effective Date, except that the provisions of
Section 6(f) of the Original Agreement as set forth in the amendment dated March 14, 2001 shall remain in effect with respect to stock options granted after March 14, 2001 but before the Effective Date. The Executive Retention Agreement shall remain in effect in accordance with its terms.

     3. Position, Duties and Responsibilities.

          (a) During the Term of Employment, the Executive shall be employed as the Executive Chairman of the Company and the Chairman of the Board effective as of the Effective Date.

          (b)  The  Executive   shall  be   responsible   for  such  duties  and
responsibilities as those assigned to him from time to time by the Board.

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

          (c) The Executive, in carrying out his duties under this Agreement, shall report directly to the Board.

          (d) In the event of a termination of employment of the Executive for any reason, the Executive shall immediately resign as a member of the Board of the Company and each of its Affiliates, unless requested to remain a director by the then current Board.

          (e) Nothing herein shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations subject to the approval of the Board in each case (which approval has been given as to the boards listed in Exhibit A attached), (ii) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities set forth in this Section 3(e) do not materially interfere with the proper performance of his duties and responsibilities hereunder.

     4. Base Salary. The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $800,000, which amount may be increased in the discretion of the Human Resources Committee.

     5. Annual Cash Incentive Award. During the Term of Employment, the Executive shall participate in the annual cash incentive award program of the Company. Under such program, the Executive shall have a reference bonus each calendar year equal to $720,000 (the "Reference Bonus Amount"), prorated for partial years. The actual bonus paid will be a multiple of the Reference Bonus Amount (from zero (0) to two (2) times the Reference Bonus Amount). The actual multiple will reflect a variety of subjective and objective factors, as determined by the Board. The Executive shall be paid his annual cash incentive award at the same time that other senior executives are paid their annual cash incentive awards.

     6. Retention Payment. The Executive shall be paid a retention payment in the amount of (a) $1,800,000 in cash, which shall be payable in January 2003; and (b) as of the Effective Date, an award of that number of restricted stock units having a market value equal to $2,200,000 based on the average of the closing price per share of Stock on the New York Stock Exchange for the five (5) business days preceding and including the grant date (the "Retention Restricted Stock Units"), substantially in the form of the Restricted Stock Units Agreement attached hereto as Exhibit B. Except as otherwise provided herein, the Retention Restricted Stock Units shall only vest at the end of the initial Term of this Agreement.

     7. Restricted Stock Units and Stock Option Awards. The Executive shall receive restricted stock units and stock option awards under this Agreement as follows:

               (a) Initial Restricted Stock Units. As of the Effective Date, the Company shall grant the Executive an award of 100,000 restricted stock units (the "Initial Restricted Stock Units"), substantially in the form of the Restricted Stock Units Agreement attached hereto as Exhibit C. The Initial


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Restricted  Stock Units shall vest  one-third  (1/3) per year  beginning  on the first anniversary of the Effective Date, and each subsequent anniversary thereafter; provided that the Executive is employed by the Company on each such anniversary date.

               (b) Initial Stock Option Award. As of the Effective Date, the Company shall grant the Executive a non-qualified stock option award, substantially in the form of the Stock Option Agreement attached hereto as Exhibit D, as modified by the terms of this Agreement, to purchase 520,000 shares of Stock (the "Initial Stock Option") vesting one-third (1/3) per year beginning on the third anniversary of the Effective Date and on each subsequent anniversary thereafter; provided that the Executive is employed by the Company on each such anniversary date. The exercise price of the Initial Stock Option shall be the average of the closing prices of the Stock on the New York Stock Exchange for the five (5) business days preceding and including the grant date. The Initial Stock Option shall be exercisable for a period of 10 years from the date of grant.

               (c) Subsequent Stock Option Awards. Conditioned upon his continued employment and subject to shareholder approval of a stock option plan that will permit such grants, which the Company shall take all reasonable steps to obtain, the Company shall grant to the Executive additional stock option awards to purchase 260,000 shares of Stock in each of the years 2005, 2006 and 2007 (the "Subsequent Stock Options"). The exercise price of the Subsequent Stock Options shall be the average of the closing prices of the Stock on the New York Stock Exchange for the five (5) business days preceding and including the date of each grant. The Subsequent Stock Options shall be granted in accordance with the terms and conditions of the stock option plan then in effect. Each grant will be evidenced by the Company's then standard employee stock option agreement, which shall be executed by the Executive and the Company. Each
Subsequent Stock Option shall vest while the Executive remains employed by the Company ratably on the first three anniversary dates of each grant date, and shall be exercisable for a period of 10 years from the date each is granted.

               (d) Change in Control. If a Change in Control occurs during the Term, then, immediately prior to the consummation of a Change in Control, (i) each outstanding option to purchase shares of Stock held by the Executive, whether or not issued under this Agreement, shall become fully vested, immediately exercisable in full and shares of Stock issued upon the exercise of stock options will no longer be subject to a right of repurchase by the Company and (ii) each outstanding restricted stock award or restricted stock unit held by the Executive, whether or not issued under this Agreement, shall be deemed to be fully vested and non-forfeitable.

     8. Employee Benefit Programs. During the Term, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any


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plans that  supplement  the  above-listed  types of plans or  programs,  whether funded or unfunded. In no way limiting the foregoing, during the Term the Company will maintain, at its cost, term life insurance on the life of the Executive for the benefit of his beneficiaries with a face amount equal to $3,000,000. The Executive shall be entitled to four weeks paid vacation per year of employment.

     9. Perquisites. During the Term, the Executive shall be entitled to participate in all of the Company's executive perquisites in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives, including without limitation, the Company's automobile reimbursement arrangement.

     10. Reimbursement of Business and Other Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement including, without limitation, reasonable legal fees incurred in the negotiation and preparation of this Agreement, and the Company shall promptly reimburse him for such expenses, subject to documentation in accordance with the Company's policy.

     11. Termination of Employment During the Term.

               (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                    (i) the sum of (1) the Executive's Base Salary through the end of the month during which the Termination Date occurs and (2) a pro-rata annual cash incentive award for the year in which the Termination Date occurs, based on the Reference Bonus Amount for such year, payable when annual cash incentive awards are normally paid to other executives (the "Severance Bonus"), in each case to the extent not previously paid
     (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations");

                    (ii) all stock options (to the extent previously granted under this Agreement or any other agreement) shall become fully vested and any shares of Stock issued upon the exercise of stock options shall no longer be subject to a right of repurchase by the Company, and all stock options granted prior to the Effective Date shall remain exercisable until two (2) years from the Termination Date (but in no event beyond the end of each such stock option's Exercise Period) and all stock options granted on or after the Effective Date shall remain exercisable for the longer of (a) three (3) years from the Termination Date or (b) three (3) years from the date the Executive no longer serves as a director of the Company or any of its Affiliates (but in no event beyond the end of each such stock option's Exercise Period); and

                    (iii) the transfer restrictions on all restricted stock and/or restricted stock units granted to the Executive under this Agreement or any other agreement shall lapse.

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               (b)  Termination  Due  to  Disability.  In  the  event  that  the
Executive's employment is terminated by either party due to his Disability, he shall be entitled to the following benefits:

                    (i) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company;

                    (ii) Base Salary through the end of the LTD elimination period;

                    (iii) the Severance Bonus;

                    (iv) all stock options (to the extent previously granted under this Agreement or any other agreement) shall become fully vested and any shares of Stock issued upon the exercise of stock options shall no longer be subject to a right of repurchase by the Company, and all stock options granted prior to the Effective Date shall remain exercisable until two (2) years from the Termination Date (but in no event beyond the end of each such stock option's Exercise Period) and all stock options granted on or after the Effective Date shall remain exercisable for the longer of (a) three (3) years from the Termination Date or (b) three (3) years from the date the Executive no longer serves as a director of the Company or any of its Affiliates (but in no event beyond the end of each such stock option's Exercise Period);

                    (v) the transfer restrictions on all restricted stock and/or restricted stock units granted to the Executive under this Agreement or any other agreement shall lapse; and

                    (vi)  the   Executive   shall  be  entitled   to   continued
     participation at Company expense in all medical and dental insurance coverage in which he was participating on the Termination Date until the longer of (x) the remaining Term of the Agreement following the Termination Date, (y) 24 months following the date of termination and (z) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

     In no event shall a termination of Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 25 below, and until Executive is determined to have a Disability as such term is defined in Section 1(g).

          (c) Termination by the Company for Cause. In the event the Company terminates the Executive's employment for Cause, he shall be entitled to the following benefits:

               (i) Base Salary through the Termination Date;

               (ii) the transfer restrictions on the Retention Restricted Stock Units granted pursuant to Section 6(b) above shall lapse;

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               (iii) no further lapsing of the Company's repurchase right with respect to any shares of Stock issued upon the exercise of stock options granted to the Executive, and no further vesting of stock options shall occur, and the Executive shall have 90 days to exercise all vested and outstanding stock options (but in no event beyond the end of each such stock option's Exercise Period); and

               (iv) except with respect to the Retention Restricted Stock Units granted pursuant to Section 6(b) above, all restricted stock and/or restricted stock units granted to the Executive, under this Agreement or any other agreement, as to which transfer restrictions have not lapsed shall be forfeited.

          (d) Termination without Cause or for Good Reason. In the event the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason (but not in any event as a result of Disability, death, or as the result of a termination with Cause or without Good Reason), the Company shall pay to the Executive the Accrued Obligations. In addition, the Executive shall be entitled to the following:

               (i) the Company shall pay to the Executive in equal monthly installments, over the period remaining in the Term of this Agreement, beginning 30 days after the Termination Date the aggregate of the following amounts:

                    (A) the sum of the Base Salary for the remaining Term of the
               Agreement following the Termination Date; and

                    (B) the  Reference  Bonus Amount for each year  remaining in the Term of the Agreement following the Termination Date.

               (ii) for three (3) years after the Termination Date, or such longer period as may be provided by the term of the appropriate plan, program, practice or policy, the Company shall continue to provide medical and dental benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable medical and dental benefit plans in effect on the Termination Date and in which Executive participated as of such date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and dental benefits from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

               (iii) all stock options (to the extent previously granted under this Agreement or any other agreement) shall become fully vested and any shares of Stock issued upon the exercise of stock options shall no longer be subject to a right of repurchase by the Company, and all stock options granted prior to the Effective Date shall remain exercisable until two (2)


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     years  from the  Termination  Date (but in no event  beyond the end of each such stock option's Exercise Period) and all stock options granted on or after the Effective Date shall remain exercisable for the longer of (a) three (3) years from the Termination Date or (b) three (3) years from the date the Executive no longer serves as a director of the Company or any of its Affiliates (but in no event beyond the end of each such stock option's Exercise Period);

               (iv) the transfer restrictions on all restricted stock and/or restricted stock units granted to the Executive under this Agreement or any other agreement shall lapse; and

               (v) notwithstanding anything to the contrary in this Agreement or in the Executive Retention Agreement, if the Executive's employment with the Company is terminated within 18 months following a Change in Control under circumstances which entitle the Executive to receive benefits under the terms of the Executive Retention Agreement and this Agreement, the Executive shall be entitled to benefits equal to the greater of (1) the benefits due and payable to him under Section 4 of the Executive Retention Agreement as a result of such termination or (2) the benefits due and payable to him under this Section 11 as a result of such termination, but not both. In furtherance thereof, it is the Parties' understanding that in the event of a termination under such circumstances, the Executive shall be entitled to receive benefits payable under Section 11 of this Agreement or
     Section 4 of the Executive Retention Agreement (but not both) determined on a benefit by benefit basis by the Executive and that the term "Other Benefits" as defined in the Executive Retention Agreement shall not include benefits payable under this Agreement.

          (e) Voluntary Termination. A termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or Good Reason, shall have the same consequences as provided in
Section 11(c) for a termination for Cause, except as provided in Section 6(f) of the Original Agreement as set forth in the amendment dated March 14, 2001 with respect to stock options granted after March 14, 2001 but before the Effective Date. A voluntary termination under this Section 11(e) shall be effective upon 30 days prior written notice to the Company.

          (f) Taxes.

               (i) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), and thereafter, the Executive becomes eligible to receive "Contingent Compensation Payments" (as defined below) the Company shall, as soon as administratively feasible after the Executive becomes so eligible determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (A) which of the payments or benefits due to the Executive following such Change in Ownership or Control constitute Contingent Compensation Payments, (B) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to
     Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"),


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    by the Executive with respect to such Contingent  Compensation  Payment and
     (C) the amount of the "Gross-Up Payment" (as defined below) due to the Executive with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either
     (1) that he agrees with the Company's determination pursuant to the preceding sentence or (2) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. If the Executive states in the Executive Response that he agrees with the Company's determination, the Company shall make the Gross-Up Payment to the Executive within three (3) business days following delivery to the Company of the Executive Response. If the Executive states in the Executive Response that he disagrees with the Company's determination, then, for a period of 15 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 15 day period, such dispute shall be settled by arbitration in accordance with Section 15 below. The Company shall, within three (3) business days following delivery to the Company of the Executive Response, make to the Executive those Gross-Up Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made. The balance of the Gross-Up Payments shall be made within three
     (3) business days following the resolution of such dispute. The amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by the amount of the accrued interest thereon computed at the prime rate announced from time to time by The Wall Street Journal compounded monthly from the date that such payments originally were due. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final.

               (ii) For purposes of this Section 11(f), the following terms shall have the following respective meanings:

               (A) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

               (B) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

               (C) "Gross-Up  Payment"  shall mean an amount equal to the sum of
          (i) the amount of the Excise Tax payable  with respect to a Contingent

          Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes) attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

               (g) Outplacement Services. In the event the Executive's employment terminates in accordance with Section 11(d) or Section 12, the Company shall provide outplacement services, including, but not limited to the services of one or more executive search firms, a personal assistant and such other services that the Executive believes will assist him in his job search, and pay reasonable out-of-pocket expenses, each subject to the Executive's presentation of appropriate vouchers, invoices or receipts in accordance with such policies and procedures as the Company from time to time may establish, up to an aggregate of $50,000, with such services and expense reimbursement to extend until the earlier of (i) 12 months following the termination of the Executive's employment or (ii) the date the Executive secures full time employment.

               (h) Other Benefits. To the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits, including, but not limited to any deferred compensation amounts, required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment for any reason, under any plan, program, policy, practice, contract or agreement of the Company and its Affiliates and in accordance with such plan, program, policy, practice, contract or agreement, except that the Executive waives any rights to severance pay thereunder.

               (i) Nature of Payments. Any amounts due under this Section 11 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

               (j) No Mitigation; No Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided in this Section 11 or
Section 12 by seeking other employment otherwise. Further, except as provided in Sections 11(b)(vi), 11(d)(ii) and Section 12(a), the amount of any payment or benefits provided for in this Section 11 or Section 12 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer or be offset by any amount claimed to be owed by the Executive to the Company.

     12. Termination of Employment Upon Expiration of the Term. In the event that the Executive's employment is terminated upon the expiration of the Term, the Company shall pay to the Executive the Accrued Obligations. In addition, the Executive shall be entitled to the following:

          (a) for 12 months after the Termination Date, or such longer period as may be provided by the term of the appropriate plan, program, practice or policy, the Company shall continue to provide medical and dental benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable medical and dental benefit plans in effect on the Termination Date and in which Executive participated as of such date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and dental benefits from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

          (b) all stock options (to the extent previously granted under this Agreement or any other agreement) shall become fully vested and any shares of stock issued upon the exercise of stock options shall no longer be subject to a right of repurchase by the Company, and all stock options granted prior to the Effective Date shall remain exercisable until two (2) years from the Termination Date (but in no event beyond the end of each such stock option's Exercise Period) and all stock options granted on or after the Effective Date shall remain exercisable for the longer of (a) three (3) years from the Termination Date or (b) three (3) years from the date the Executive no longer serves as a director of the Company or any of its Affiliates (but in no event beyond the end of each such stock option's Exercise Period); and

          (c)  the  transfer   restrictions  on  all  restricted   stock  and/or
restricted stock units granted to the Executive under any agreement shall lapse.

     13. Confidentiality & Assignment of Inventions.

          (a)  The   Executive   shall   abide   by  his   previously   executed
confidentiality and assignment of inventions agreement, set forth in Exhibit E, attached and incorporated herein.

          (b) Upon the termination of the Executive's employment, the Executive (or in the event of his death, the Executive's personal representative) shall promptly surrender to the Company the original and all copies of any materials containing confidential information of the Company which are then in the Executive's possession or control, provided, however, the Executive shall not be required to surrender his rolodexes, personal diaries and other items of a personal nature.

     14. Noncompetition; Nonsolicitation.

          (a) The Executive acknowledges (i) that in the course of his employment with the Company he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its Affiliates, customers, and clients and (ii) that his services will be of special, unique and extraordinary value to the Company.

          (b) The Executive  agrees that during the Term and for a period of one
(1) year following his termination of employment (the "Noncompetition Period"), he shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged (collectively, ("Restricted Activity")), in any Competitive Activity.

          (c) In the event the Executive's  employment is terminated pursuant to
Section 11(d) or Section 12, a Competitive Activity shall mean a business that sells or offers for sale the product line or product lines (i) of the Company or any Affiliate at the time in question and (ii) that were being actively considered to be included in the Company's or any Affiliate's product line or product lines, prior to the Termination Date of the Executive's employment; provided that a Competitive Activity shall not include a product line or product lines of the Company contributing less than 20% of the Company's revenues for the year in question, and provided further that a product line or product lines shall not be deemed to be a Competitive Activity if the product line or product lines contribute less than 20% of the revenues for the year in question of the business by which the Executive is employed or with which he is otherwise associated, and provided further that it is agreed and understood that the prohibitions provided for in this Section 14(c) shall not restrict Executive from engaging in Restricted Activity for any subsidiary, division or affiliate or unit of a company (collectively a "Related Entity") if that Related Entity is not engaged in Competitive Activity, irrespective of whether some other Related Entity of that company engages in what would otherwise be considered to be Competitive Activity (as long as Executive does not engage in Restricted Activity for such other Related Entity).

          (d) In the event the Executive is terminated pursuant to Sections 11(c) or 11(e), a Competitive Activity shall mean a business that sells or offers for sale the product line or product lines (i) of the Company or any Affiliate at the time in question and (ii) that were being actively considered to be included in the Company's or any Affiliate's product line or product lines, prior to the Termination Date of the Executive's employment; provided that a Competitive Activity shall not include a product line or product lines of the Company contributing less than five percent (5%) of the Company's revenues for the year in question, and provided further that a product line or product lines shall not be deemed to be a Competitive Activity if the product line or product lines contribute less than five percent (5%) of the revenues for the year in question of the business by which the Executive is employed or with which he is otherwise associated, and provided further that it is agreed and understood that the prohibitions provided for in this Section 14(d) shall not restrict Executive from engaging in Restricted Activity for any Related Entity if that Related Entity is not engaged in Competitive Activity, irrespective of whether some other Related Entity of that company engages in what would otherwise be considered to be Competitive Activity (as long as Executive does not engage in Restricted Activity for such other Related Entity).

          (e) The Executive further agrees that during the Noncompetition Period he shall not (i) in any manner, directly or indirectly, hire or cause to be hired any employee of or advisor or consultant to the Company or any of its Affiliates for any purpose or in any capacity whatsoever, or (ii) in connection with any business to which Section 14(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its Affiliates; provided, however, that the restriction contained in clause (i) of this Section 14(e) shall not apply to, or interfere with, the proper performance by the Executive of his duties and responsibilities under Section 3 of this Agreement.

          (f) Nothing in this Section 14 shall prohibit the Executive from being a passive owner of not more than one percent (1%) of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

          (g) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     15. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Boston, Massachusetts, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the mediation, arbitration or litigation including, without limitation, reasonable attorneys' fees of both parties, shall be borne by the Company. Pending the resolution of the dispute, the Company shall continue payment of all amounts due and provisions of all benefits to which Executive is entitled, which amounts shall be subject to repayment to the Company if the Company prevails.

     16. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Nothing in this paragraph is intended to prevent the parties from raising any and all defenses with respect to the necessity for, and scope of, such injunctive or equitable relief.

     17. Indemnification.

          (a) The Executive shall continue to be indemnified under the amended and restated Indemnification Agreement, dated as of October 13, 1999, a copy of which is attached hereto as Exhibit F, in accordance with the terms of such agreement.

          (b) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other senior executives.

     18. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

     19. Representations.

          (a) The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

          (b) Executive hereby represent and warrants that he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Executive further represents and warrants that Executive's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to Executive's employment with the Company. Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. Executive will not hereafter grant anyone any rights inconsistent with the terms of this Agreement.

     20. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, except as otherwise provided in Section 2(b) of this Agreement; provided, however, that nothing contained herein shall modify or amend the terms of any restricted stock or stock option granted to the Executive pursuant to the Original Agreement in a manner adverse to the Executive. This is an integrated document.

     21. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be. 22. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

     23. References. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     24. Governing Law/Jurisdiction. This Agreement shall be governed in accordance with the laws of Massachusetts without reference to principles of conflict of laws.

     25. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

    If to the Company:          Thermo Electron Corporation
                                81 Wyman Street
                                Waltham, MA  02254
                                Attention:  Vice President and General Counsel

                                Copy: Chairman, Human Resources Committee of the Board of Directors

    If to the Executive:        Richard F. Syron
                                c/o Thermo Electron Corporation
                                81 Wyman Street
                                Waltham, MA  02254

     26. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     27.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts.



                      [Remainder Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                THERMO ELECTRON CORPORATION



                                By:     /s/ James P. Manzi
                                        --------------------------------------
                                        James P. Manzi
                                        Chairman of the Human Resources
                                        Committee of the Board of Directors


                                        /s/ Richard F. Syron
                                        ------------------------------------
                                        Richard F. Syron

Richard F. Syron - Executive Chairman

-        Responsibilities and duties

     - Such responsibilities and duties as shall be assigned to him from time to time by the Board of Directors, initially to include the following:

     A. Chair of the Executive Committee of the Board of Directors. The Executive Committee shall have as its responsibilities the following:
          (i) such matters as may in the discretion of the Executive Chairman, the CEO or the Executive Committee require consideration between regularly scheduled meetings of the Board of Directors; and (ii) such other matters as the Board of Directors may delegate to the Executive Committee.

     B. Responsibility, as an adjunct to the internal audit function and the Audit Committee, for the monitoring of the internal accounting and internal and external audit functions.

     C. Responsibility for the investor relations function including approval of quarterly earnings releases and other press releases.

     D.   Responsibility  for  review  and  approval  of  financing   activities
          including debt financings and refinancings, and equity financings and equity repurchase activity.

     E. Responsibility for review and approval of acquisition strategy, including the responsibility for (i) approving particular acquisition candidates prior to presentation to the full Board of Directors, (ii) subject to Board of Directors direction and approval, approving the amount and form of consideration and structure of any proposed acquisition, and (iii) selection of the professional advisors utilized by the Company in such transactions.

     F. Participation in the strategic planning process and in the monthly business unit and sector planning meetings.

     G. Responsibility for the monitoring and review of compliance with, and any possible violation of, the Company's disclosure policies and practices and SEC rules and regulations.

     H. Responsibility for the monitoring and review of compliance with, and any possible violation of, NYSE rules.

     I. Responsibility for the monitoring and review of compliance with, and any possible violation of, the Company's Code of Ethics.

     J. Responsibility for considering all aspects of the Company's status as an independent public company with the objective of maximizing shareholder value.

     K. Responsibility to meet no less frequently than weekly with the CEO for an update on (i) the implementation of the strategic plan, (ii) the status of the annual operating plan, (iii) quarterly performance relative to the operating plan and analysts' expectations, and (iv) such other matters as the Executive Chairman may deem of significance to the Board of Directors in the interests of the Company's stockholders.

                                                                       EXHIBIT A

                              OUTSIDE INVOLVEMENTS


                            Publicly Traded Companies

                 John Hancock Financial Services - Board Member
        McKesson Corporation (Pharmaceutical Distribution) - Board Member


                            Not-for-Profit Companies

              American Stock Exchange - Member, Board of Governors


                            Eleemosynary Institutions

                            Boston College - Trustee
                Woods Hole Oceanographic Institution - Corporator
                    Mass Taxpayers Foundation - Board Member

                                                                      EXHIBIT B

Grant ID#


                           THERMO ELECTRON CORPORATION
                              EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK UNITS AGREEMENT


                                Richard F. Syron
                                Name of Recipient

                                     111,845
                              Number of Restricted
                               Stock Units Awarded

              Vesting Schedule for Restricted Stock Units Awarded:

              # of Shares                                Vesting Date
              111,845                                 December 31, 2007

                                November 21, 2002
                                   Grant Date

     Thermo Electron Corporation (the "Company") has selected you to receive the restricted stock units award identified above, subject to the provisions of the Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, your agreement to other terms of the Plan and this Agreement, your receipt of a copy of the Plan, and your receipt of a memorandum regarding the tax treatment of awards of restricted stock units, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                        THERMO ELECTRON CORPORATION
                                        By:


                                        /s/ Stephen G. Sheehan
                                        -------------------------------------
                                        Steven G. Sheehan
                                        Vice President, Human Resources

Accepted and Agreed:


/s/ Richard F. Syron
---------------------------
Recipient

1. Preamble. This Agreement contains the terms and conditions of an award of restricted stock units of the Company (the "Restricted Units") made to the Recipient identified on the first page of this Agreement pursuant to the Plan. Any consideration due to the Company on the issuance of the Restricted Units has been deemed to be satisfied by past services rendered by the Recipient to the Company. For purposes of this Agreement, the defined terms used herein and not otherwise defined shall have the meaning set forth in that certain Amended and Restated Employment Agreement dated as of November 21, 2002 by and between the Recipient and the Company, as the same may be amended from time to time (the "Employment Agreement").

2. Restrictions on Transfer. The Restricted Units shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Units shall have vested as provided in Section 3 of this Agreement and a certificate has been issued pursuant to Section 6 of this Agreement.

3. Vesting. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Units. The Restricted Units shall vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Grant Date has continuously been, employed by the Company or its subsidiaries. Once a Restricted Unit has become vested, it shall be referred to as an Unrestricted Unit. Notwithstanding the foregoing, the Recipient shall become vested in the Restricted Units prior to the vesting date set forth on the first page of this Agreement in the following circumstances:

          (a) Immediately prior to the consummation of a Change of Control, all Restricted Units shall immediately vest; provided that, the Recipient is then employed by the Company or its Affiliates; or

          (b) In the event the Recipient's employment is terminated for any reason, all Restricted Units shall immediately vest.

4. Dividend Equivalents.

          (a) The Recipient shall be entitled to be credited with additional Unrestricted Units based on all cash dividends paid with respect to the common shares of the Company, par value $1.00 per share (the "Shares"), as determined in accordance with the following formula:

          W = (X multiplied by Y) divided by Z, where:

          W = the number of additional Unrestricted Units to be credited to the Recipient on such dividend payment date;

          X = the aggregate number of Restricted Units and Unrestricted Units credited to the Recipient as of the record date of the dividend;

          Y = the cash dividend per share amount; and

          Z = the fair market value per Share (the fair market value shall be the average of the closing prices of the common stock of the Company listed on the New York Stock Exchange or such other exchange for the five (5) business days preceding and including the dividend payment date).

          (b) In the case of a dividend paid on Shares in the form of Shares, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, the number of Units credited to the Recipient shall be increased by a number equal to the product of (i) the aggregate number of Restricted Units and Unrestricted Units that have been awarded to the Recipient through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as dividend on one Share. In the case of a dividend payable in property other than Shares or cash, the per Share value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Units based on the formula in (a) above. Such additional Units shall be Unrestricted Units if they are attributable to dividend equivalents on Unrestricted Units and shall be Restricted Units if they are attributable to dividend equivalents on Restricted Units. Any additional Restricted Units shall be subject to the restrictions of this Agreement in the same manner and for so long as the Restricted Units remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Units are so forfeited.

5. Unrestricted Units.

          (a) As soon as practicable following the Recipient's termination of employment, the Company shall issue to the Recipient a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date in full satisfaction of such Unrestricted Units.

          (b) Upon a Change in Control, the Company shall issue to the Recipient a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date (determined after giving effect to Section 3(a) above) in full satisfaction of such Units; provided, however, that in the event that the Company is involved in a transaction in which the Shares will be exchanged for cash or other consideration, the Company shall issue to the Recipient immediately prior to the consummation of such transaction a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date (determined after giving effect to Section 3(a) above).

          (c) In each instance above, the certificate or certificates issued to the Recipient covering the Shares shall be subject to the payment by the Recipient by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 6 of this Agreement. The Recipient understands that once a certificate has been delivered to the Recipient in respect of the Unrestricted Units, the Recipient will be free to sell the Shares evidenced by such certificate, subject to applicable requirements of federal and state securities laws. Immediately after the issuance of Shares, this Agreement shall terminate and be of no further force or effect.

6. Tax Withholding. The Recipient expressly acknowledges that the issuance of a certificate to him pursuant to the provisions of Section 6 will give rise to "wages" subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient's rights hereunder are subject to the Recipient's paying to the Company in cash or by having the Company hold back from the Shares to be delivered, Shares having a value calculated to satisfy the minimum withholding requirement of all federal, state, local and any other applicable taxes required to be withheld in connection with such award or vesting. The Recipient further acknowledges that he will be subject to employment taxes on the market value of the Restricted Units on the date of vesting and he agrees that he will pay to the Company an amount in cash sufficient to satisfy the employment tax withholding.

7. Administration. The Board of Directors of the Company, or the Human Resources Committee or other committee designated in the Plan, shall have the authority to manage and control the operation and administration of this Agreement. Any interpretation of the Agreement by any of the entities specified in the preceding sentence and any decision made by any of them with respect to the Agreement is final and binding. Notwithstanding the foregoing, any dispute relating to the vesting provisions of Section 3 of this Agreement shall be determined in accordance with Section 14 of the Employment Agreement.

8. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of a Plan, a copy of which has already been provided to the Recipient.

9. Amendment. This Agreement may be amended only by written agreement between the Recipient and the Company, without the consent of any other person.

                                                                       EXHIBIT C

Grant ID#


                           THERMO ELECTRON CORPORATION
                              EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK UNITS AGREEMENT


                                Richard F. Syron
                                Name of Recipient

                                     100,000
                              Number of Restricted
                               Stock Units Awarded

              Vesting Schedule for Restricted Stock Units Awarded:

              # of Shares                               Vesting Date
              33,333                                    November 21, 2003
              33,333                                    November 21, 2004
              33,334                                    November 21, 2005

                                November 21, 2002
                                   Grant Date

     Thermo Electron Corporation (the "Company") has selected you to receive the restricted stock units award identified above, subject to the provisions of the Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, your agreement to other terms of the Plan and this Agreement, your receipt of a copy of the Plan, and your receipt of a memorandum regarding the tax treatment of awards of restricted stock units, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                        THERMO ELECTRON CORPORATION
                                        By:



                                        /s/ Stephen G. Sheehan
                                        -----------------------------------
                                        Steven G. Sheehan
                                        Vice President, Human Resources
Accepted and Agreed:


/s/ Richard F. Syron
-----------------------------
Recipient

1. Preamble. This Agreement contains the terms and conditions of an award of restricted stock units of the Company (the "Restricted Units") made to the Recipient identified on the first page of this Agreement pursuant to the Plan. Any consideration due to the Company on the issuance of the Restricted Units has been deemed to be satisfied by past services rendered by the Recipient to the Company. For purposes of this Agreement, the defined terms used herein and not otherwise defined shall have the meaning set forth in that certain Amended and Restated Employment Agreement dated as of November 21, 2002 by and between the Recipient and the Company, as the same may be amended from time to time (the "Employment Agreement").

2. Restrictions on Transfer. The Restricted Units shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Units shall have vested as provided in Section 3 of this Agreement and a certificate has been issued pursuant to Section 6 of this Agreement.

3. Vesting. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Units. The Restricted Units shall vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Grant Date has continuously been, employed by the Company or its Affiliates. Once a Restricted Unit has become vested, it shall be referred to as an Unrestricted Unit. Notwithstanding the foregoing, the Recipient shall become vested in the Restricted Units prior to the vesting date set forth on the first page of this Agreement in the following circumstances:

     (a) Immediately prior to the consummation of a Change in Control, all Restricted Units that have not previously been forfeited shall immediately vest; provided that, the Recipient is then employed by the Company or its Affiliates.

     (b) In the event of the Recipient's death or Disability, all Restricted Units that have not previously been forfeited shall immediately vest; provided that, the Recipient was employed by the Company or its Affiliates immediately prior to the date of death or Disability.

     (c) In the event Recipient's employment is terminated by the Company without Cause or in the event the Recipient terminates employment for Good Reason (it being understood that in this context, a termination of employment by the Company without Cause or by the Recipient with Good Reason does not include a termination due to the Recipient's death or Disability or a termination with Cause or without Good Reason), all Restricted Units that have not previously been forfeited shall immediately vest.

4. Forfeiture. In the event the Company terminates the Recipient's employment for Cause or the Recipient terminates his employment on his own initiative (it being understood that in this context, a termination of employment on the Recipient's own initiative does not include a termination due to his death or Disability or with Good Reason), all Restricted Units that have not previously been forfeited on such date shall be immediately forfeited to the Company.

5. Dividend Equivalents.

     (a) The Recipient shall be entitled to be credited with additional Unrestricted Units based on all cash dividends paid with respect to the common shares of the Company, par value $1.00 per share (the "Shares"), as determined in accordance with the following formula:

     W = (X multiplied by Y) divided by Z, where:

     W = the number of additional Unrestricted Units to be credited to the Recipient on such dividend payment date;

     X = the aggregate number of Restricted Units and Unrestricted Units credited to the Recipient as of the record date of the dividend;

     Y = the cash dividend per share amount; and

     Z = the fair market value per Share (the fair market value shall be the average of the closing prices of the common stock of the Company listed on the New York Stock Exchange or such other exchange for the five (5) business days preceding and including the dividend payment date).

     (b) In the case of a dividend paid on Shares in the form of Shares, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, the number of Units credited to the Recipient shall be increased by a number equal to the product of (i) the aggregate number of Restricted Units and Unrestricted Units that have been awarded to the Recipient through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as dividend on one Share. In the case of a dividend payable in property other than Shares or cash, the per Share value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Units based on the formula in (a) above. Such additional Units shall be Unrestricted Units if they are attributable to dividend equivalents on Unrestricted Units and shall be Restricted Units if they are attributable to dividend equivalents on Restricted Units. Any additional Restricted Units shall be subject to the restrictions of this Agreement in the same manner and for so long as the Restricted Units remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Units are so forfeited.

6. Unrestricted Units.

     (a) As soon as practicable following the Recipient's termination of employment, the Company shall issue to the Recipient a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date in full satisfaction of such Unrestricted Units.

     (b) Upon a Change in Control, the Company shall issue to the Recipient a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date (determined after giving effect to Section 3(a) above) in full satisfaction of such Units; provided, however, that in the event that the Company is involved in a transaction in which the Shares will be exchanged for cash or other consideration, the Company shall issue to the Recipient immediately prior to the consummation of such transaction a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date (determined after giving effect to Section 3(a) above).

     (c) In each instance above, the certificate or certificates issued to the Recipient covering the Shares shall be subject to the payment by the Recipient by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Agreement. The Recipient understands that once a certificate has been delivered to the Recipient in respect of the Unrestricted Units, the Recipient will be free to sell the Shares evidenced by such certificate, subject to applicable requirements of federal and state securities laws. Immediately after the issuance of Shares, this Agreement shall terminate and be of no further force or effect.

7. Tax Withholding. The Recipient expressly acknowledges that the issuance of a certificate to him pursuant to the provisions of Section 6 will give rise to "wages" subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient's rights hereunder are subject to the Recipient's paying to the Company in cash or by having the Company hold back from the Shares to be delivered, Shares having a value calculated to satisfy the minimum withholding requirement of all federal, state, local and any other applicable taxes required to be withheld in connection with such award or vesting. The Recipient further acknowledges that he will be subject to employment taxes on the market value of the Restricted Units on the date of vesting and he agrees that he will pay to the Company an amount in cash sufficient to satisfy the employment tax withholding.

8. Administration. The Board of Directors of the Company, or the Human Resources Committee or other committee designated in the Plan, shall have the authority to manage and control the operation and administration of this Agreement. Any interpretation of the Agreement by any of the entities specified in the preceding sentence and any decision made by any of them with respect to the Agreement is final and binding. Notwithstanding the foregoing, any dispute relating to the vesting provisions in Section 3 of this Agreement shall be determined in accordance with Section 14 of the Employment Agreement.

9. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of a Plan, a copy of which has already been provided to the Recipient.

10. Amendment. This Agreement may be amended only by written agreement between the Recipient and the Company, without the consent of any other person.

                                                                       EXHIBIT D

Grant ID #


                           THERMO ELECTRON CORPORATION

                           2001 EQUITY INCENTIVE PLAN
               As amended and restated effective February 7, 2002

                             STOCK OPTION AGREEMENT

                                Richard F. Syron
                                    Optionee

   520,000                                                               $19.67
Number of Shares of                                               Exercise Price
Common Stock Subject                                              Per Share
to the Option ("Option Shares")


                                Vesting Schedule
                # of Shares                        Vesting Date(s)
                 PERCENTAGE                       DATE
                  33.33%                         November 21, 2005
                  33.33%                         November 21, 2006
                  33.34%                         November 21, 2007



November 21, 2002                                              November 21, 2012
   Grant Date                                                   Expiration Date


     Thermo Electron Corporation (the "Company") confirms the grant to you of an option (the "Option") to acquire the number of shares of common stock (the "Common Stock") specified above, of the Company, subject to the provisions of the 2001 Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). You acknowledge receipt of the Plan and the Agreement for your records.


                                        THERMO ELECTRON CORPORATION



                                       By: /s/ Stephen G. Sheehan

     1. Grant of Option. This Agreement contains the terms and conditions of a grant of a nonqualified stock option to purchase the shares of the common stock of the Company (the "Option Shares") made to the Optionee, pursuant to the Plan. Attached is a copy of the Plan, which is incorporated in this Agreement by reference and made a part hereof. This Option is intended to be a non-statutory stock option under the Internal Revenue Code of 1986, as amended. For purposes of this Agreement, the defined terms used herein and not otherwise defined shall the meaning set forth in that certain Amended and Restated Employment Agreement, dated as of November 21, 2002, by and between the Optionee and the Company, as the same may be amended from time to time (the "Employment Agreement").

     2. Exercisability and Vesting of Option. The Option may be exercised only to the extent the Option shall have vested in accordance with this Agreement. The Option shall vest and become exercisable in accordance with the terms of this Section 2.

          (a) General Rule. Except as otherwise provided in this Section 2, the Option shall vest and be exercisable in accordance with the vesting schedule set forth on the first page of this Agreement, provided that on each vesting date the Optionee is then, and has been since the Grant Date, continuously employed by the Company or its Affiliates.

          (b) Exceptions. Notwithstanding subsection (a) above, the Option shall fully vest and become exercisable as to 100% of the Option Shares in the following circumstances:

               (i) Immediately prior to the consummation of a Change in Control, all Option Shares that have not previously vested shall immediately vest; provided that the Optionee was then employed by the Company or its Affiliates.

               (ii) In the event of the Optionee's death or Disability, all Option Shares that have not previously vested shall immediately vest; provided that the Optionee was employed by the Company or its Affiliates immediately prior to the date of death or Disability.

               (iii) In the event the Optionee's employment is terminated by the Company without Cause or in the event the Optionee terminates employment for Good Reason (it being understood in this context, a termination of employment by the Company without Cause or by the Optionee with Good Reason does not include a termination due to the Optionee's death or Disability or termination with Cause or without Good Reason), all Option Shares that have not previously vested shall immediately vest.

          (c) Forfeiture. In the event the Company terminates the Optionee's employment for Cause or in the event the Optionee terminates employment on his own initiative (it being understood that in this context, a termination of employment on the Optionee's own initiative does not include termination due to his death, Disability or with Good Reason), all Option Shares that have not previously vested on such date shall be immediately forfeited to the Company.

     3.  Termination of Option.  This Option shall terminate on the date that is
(a) three (3) years after the Termination Date if the Optionee is terminated due to death or Disability, or the Optionee is terminated by the Company without Cause, or the Optionee's employment terminates upon expiration of the Term, or the Optionee terminates employment for Good Reason or (b) three (3) years after the date on which the Optionee is no longer a director of the Company or any of its Affiliates; provided, however, that in any event the Option shall terminate on the Expiration Date listed on the first page of this Agreement.

     Notwithstanding the foregoing, in the event the Company terminates the Optionee's employment for Cause or in the event the Optionee terminates employment on his own initiative (it being understood that in this context, a termination of employment on the Optionee's own initiative does not include termination due to his death, Disability or with Good Reason), the Option shall terminate 90 days after the Termination Date.

     4. No Assignment of Rights. Except for assignments or transfers by will or applicable laws of descent and distribution, the Optionee's rights and interests under this Agreement and the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise, including without limitation by way of execution, levy, garnishment, attachment, pledge or bankruptcy, and no such rights or interests shall be subject to any of the Optionee's obligations or liabilities. Notwithstanding the foregoing, the Company consents to the transfer of this Option by the Optionee to an immediate member of his family, a family trust or family partnership, provided that the Company shall not be required to recognize any such transfer or assignment until such time as the Company, the transferee and the Optionee execute a written assignment of the Option in the form specified by the Company and upon the terms satisfactory to the Company.

     5. Exercise of Option; Delivery and Deposit of Certificate(s). The Optionee (or in the case of his death, his legal representative) may exercise the Option (to the extent the Option has vested) in whole or in part in accordance with the instructions described in "The Guide for employees of Thermo Electron
Corporation Stock Option Plans," as may be amended from time to time (the "Guide").

     6. Rights With Respect to Option Shares. Prior to the date the Option is exercised, the Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares. Upon issuance to the Optionee of the Option Shares, the Optionee shall have ownership of such Option Shares, including the right to vote and receive dividends, subject, however, to the other restrictions and limitations imposed thereon pursuant to the Plan and this Agreement and which may be now or hereafter imposed by the Certificate of Incorporation or the By-Laws of the Company.

     7. Adjustments in the Event of Certain Transactions. The provisions of the Plan covering the treatment of Options in the event of (a) stock dividends, stock splits, or combination of shares, or other distribution with respect to holders of Common Stock other than normal cash dividends occurring after the date of this Agreement and (b) recapitalizations, mergers or consolidations involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Board, (any of the foregoing, a "covered transaction" as defined in the Plan) occurring while the Option is outstanding, are hereby made applicable hereunder and are incorporated herein by reference.

     8. Reservation of Shares. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and the issuance of Option Shares.

     9. Taxes. No later than the date on which part or all of the value of any Option Shares received under the Plan first becomes includible in the Optionee's gross income for income tax purposes, the Optionee shall satisfy his obligations to pay any federal, state or local taxes required to be withheld with respect to such income in accordance with the provisions of the Guide.

     10. Determination of Rights. Any dispute or disagreement that may arise under or as a result of or pursuant to the Plan or this Agreement shall be determined by the Board, in its sole discretion, and any decision made by the Board (as defined by the Plan) in good faith shall be conclusive on all parties. The interpretation and construction by the Board of any provision of, and the determination of any question arising under, this Agreement, the Plan, or any rule or regulation adopted pursuant to the Plan, shall be final and conclusive. Notwithstanding the foregoing, any dispute relating to the vesting provisions in
Section 2(b) of this Agreement shall be determined in accordance with Section 14 of the Employment Agreement.

     11. Limitation of Employment Rights. The award of this Option does not entitle the Optionee to any benefit other than that granted under the Plan; any benefits granted under the Plan are not part of the Optionee's ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

     12. Communications. Any communication or notice required or permitted to be given under this Agreement shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company to its Stock Option Manager c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046, and if to the Optionee, to the address last furnished by the Optionee to the Company.

                                                                       EXHIBIT E


[THERMO ELECTRON LOGO]

                   COMPANY INFORMATION AND INVENTION AGREEMENT

     In consideration and as a condition of my employment, or if now employed, the continuation of my employment by Thermo Electron Corporation or a subsidiary thereof (hereinafter collectively called the "Company") and the compensation paid therefor:

1. I agree not to disclose to others or use for my own benefit during my employment by the Company or thereafter any trade secrets or Company private information pertaining to any of the actual or anticipated business of the Company or any of its customers, consultants, or licensees acquired by me during the period of my employment, except to such an extent as may be necessary in the ordinary course of performing my particular duties as an employee of the Company.

2. I agree not to disclose to the Company, or to induce the Company to use, any confidential information or material belonging to others.

3. I understand that the making of inventions, improvements, and discoveries is one of the incidents of my employment, or that if not I may nonetheless make inventions while employed by the Company, and I agree to assign to Thermo Electron Corporation or its nominee my entire right, title, and interest in any invention, idea, device, or process, whether patentable or not, hereafter made or conceived by me solely or jointly with others during the period of my employment by the Company in an executive, managerial, planning, technical, research, engineering, or other capacity and which relates in any manner to the business of the Company, or relates to its actual or planned research or development, or is suggested or results from any task assigned to me or work performed by me for or in behalf of the Company, except any invention or idea which cannot be assigned by the Company because of a prior agreement with __________________________ effective until __________________________ (give name and date or write "none").

4. I agree, in connection with any invention, idea, device, or process covered by paragraph 3:

     a) To disclose it promptly in writing to the proper officers or attorney of the Company.

     b) To execute promptly, on request, patent applications and assignments thereof to Thermo Electron or its nominees and to assist the Company in any reasonable manner to enable it to secure a patent therefor in the United States and any foreign countries, all without further compensation except as provided herein.

5. I further agree that all papers and records of every kind relating to any invention or improvement included with the terms of the Agreement, which shall at any time come into my possession shall be the sole and exclusive property of the Company and shall be surrendered to the Company or upon request at any other time either during or after the termination of such employment.

6. I further agree that the obligations and undertakings stated above in paragraph 4b shall continue beyond the termination of my employment by the Company, but if I am called upon to render such assistance after the termination of my employment, then I shall be entitled to a fair and reasonable per diem in addition to reimbursement of any expenses incurred at the request of the Company.

7. I agree to identify in an attachment to this Agreement all inventions or ideas related to the business or actual or planned research or development of the Company in which I have right, title, or interest, and which were conceived either wholly or in part by me prior to my employment by the Company but neither published nor filed in the U.S. Patent and Trademark Office.

8. I understand that this Agreement supersedes any agreement previously executed by me relating to the disclosure, assignment and patenting of inventions, improvements, and discoveries made during my employment by the Company. This Agreement shall inure to the benefits of the successors and assigns of the Company and shall be binding upon my heirs, assigns, administrators, and representatives.

9. I understand that this Agreement does not apply to an invention which qualifies fully under the provisions of any statute or regulation which renders unenforceable the required assignment or transfer of certain inventions made by an employee such as, but not limited to, Section 2870 of the California Labor Code.


                                        /s/ Richard F. Syron
                                        -----------------------------------
                                        Employee

 /s/ Sheila J. Moylan                   November 13, 2002
-----------------------                 -----------------------------------
Witness                                 Date

                                        THERMO ELECTRON CORPORATION

/s/ Sheila J. Moylan
-----------------------                 By: /s/ Seth H. Hoogasian
 Witness                                   --------------------------------


                                        November 13, 2002
                                        -----------------------------------
                                        Date

                                                                       EXHIBIT F

                           THERMO ELECTRON CORP451ORATION

                              AMENDED AND RESTATED
                            INDEMNIFICATION AGREEMENT


     This  Agreement,  made and  entered  into  this 13th day of  October,  1999
("Agreement"),   by  and  between  Thermo  Electron   Corporation,   a  Delaware
corporation (the "Company"), and Richard F. Syron ("Indemnitee"):

     WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation;

     WHEREAS, uncertainties relating to the continued availability of adequate directors and officers liability insurance ("D&O Insurance") and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

     WHEREAS, Indemnitee is willing to serve, continue to serve and/or take on additional service for or on behalf of the Company on the condition that he or she be so indemnified and that such indemnification be so guaranteed;

     WHEREAS, the Company and Indemnitee have previously entered into an Indemnification Agreement and wish to amend and restate such Indemnification Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve as a director or officer of the Company. This Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's position with the Company beyond any period otherwise applicable.

     2. Indemnity. The Company shall indemnify, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

     3. General. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his or her Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative (other than an action, suit or proceeding covered by Section 4 hereof). Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and/or amounts paid in settlement incurred by Indemnitee or on his or her behalf in connection with such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or any claim, issue or matter therein and whether or not Indemnitee is made a party thereto, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     4. Proceedings by or in the Right of the Company. In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, indemnification shall be made to the maximum extent permitted under Delaware law.

     5. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on his or her behalf in connection therewith. If Indemnitee is not wholly successful but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter by dismissal, or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     6. Advance of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding involving his or her Corporate Status whether civil, criminal, administrative or investigative within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, which undertaking shall be accepted by or on behalf of the Company without reference to the financial ability of Indemnitee to make repayment.

     7. Procedure for Determination of Entitlement to Indemnification.

     (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

     (b) Upon written  request by  Indemnitee  for  indemnification  pursuant to
Section 7(a) hereof, a determination, if required (but only to the extent required) by applicable law as a precondition to payment, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or
(iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of Disinterested Directors (as hereinafter defined), even if less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even if less than a quorum, or
(C) if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) by the stockholders of the Company; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorney's fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty
(20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 7(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay reasonable fees and expenses of Independent Counsel incurred in connection with its acting in such capacity pursuant to Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     8. Presumptions and Effect of Certain Proceedings.

     (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     (b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within one hundred twenty (120) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination,  such  meeting is held for such  purpose  within one hundred five
(105) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement.

     (c) The termination of any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

     9. Remedies of Indemnitee.

     (a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to
Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

     (b) In the event  that a  determination  shall have been made  pursuant  to
Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     10. Security. To the extent requested by Indemnitee and approved by the Board, the Company shall at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

     11. Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

     (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement are in addition to and shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. Without limiting the foregoing, the Company shall indemnify Indemnitee to the fullest extent permitted under Delaware law. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or director, officer or other fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending actions, suits, arbitrations, alternative dispute resolution proceedings, investigations, administrative hearings or other proceedings whether civil, criminal, administrative or investigative in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

     (b) To the extent that the Company maintains D&O Insurance, Indemnitee shall be covered by such D&O Insurance in accordance with its terms to the maximum extent of the coverage available for any director or officer under such policy or policies.

     (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that

Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     12. Severability; Reformation. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any action, suit or proceeding, or any claim therein, initiated, brought or made by Indemnitee (i) against the Company, unless a Change in Control shall have occurred, or (ii) against any person other than the Company, unless approved in advance by the Board.

     14. Definitions. For purposes of this Agreement:

     (a) "Change in Control" means an event or occurrence set forth in any one or more of subsection (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

          (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in
     Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (iii) of this Section 14(a); or

          (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (A) who was a member of the Board on September 23, 1999 or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded form this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

          (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

          (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

     (b) "Corporate Status" describes the status of a person who is or was or has agreed to become a director of the Company, or is or was an officer or fiduciary of the Company or a director, officer or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

     (c) "Disinterested Director" means a director of the Company who is not and was not a party to the action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative in respect of which indemnification is sought by Indemnitee.

     (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, including but not limited to fees and expenses of investment bankers and/or consultants which the Company has authorized Indemnitee to hire and attorneys for such experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, deliver service fees, a reasonable per diem fee to compensate Indemnitee for his or her professional time and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating an action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

     (e) "Independent Counsel" means a law firm, with over 100 lawyers, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company (including any subsidiary thereof) or Indemnitee in any matter material to either such party or
(ii) any other party to the action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     15. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     16. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or advancement of Expenses covered hereunder;

provided, however, that the failure to give any such notice shall not disqualify Indemnitee from indemnification hereunder.

     18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

     (a) If to Indemnitee, to:  The address shown beneath
                                his or her signature on
                                the last page hereof

     (b) If to the Company to:  Thermo Electron  Corporation
                                81 Wyman Street
                                P.O. Box 9046
                                Waltham,  MA  02454-9046
                                Attn:  Corporate  Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     19. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     20. Entire Agreement. This agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Attest:                                 THERMO ELECTRON CORPORATION


By:  /s/ Sandra L. Lambert              By:  /s/ Seth H. Hoogasian
     ------------------------               --------------------------------
     Sandra L. Lambert                      Seth H. Hoogasian
     Vice President, Secretary              Vice President and General Counsel

                                        INDEMNITEE


                                            /s/ Richard F. Syron
                                            --------------------------------
                                            Richard F. Syron
                                            Address:

                          EXECUTIVE RETENTION AGREEMENT


THIS  AGREEMENT  by  and  between  THERMO  ELECTRON   CORPORATION,   a  Delaware
corporation (the "Company"), and Richard F. Syron (the "Executive") is made as of June 1, 1999 (the "Effective Date").

     WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances; and

     NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1).

     1. Key Definitions.

     As used herein, the following terms shall have the following respective meanings:

          1.1 "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1; or

               (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

               (c) the consummation of a merger, consolidation,  reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

               (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          1.2 "Change in Control Date" means the first date during the Term (as defined in Section 2) on which a Change in Control occurs. Anything in this

Agreement to the contrary  notwithstanding,  if (a) a Change in Control  occurs,
(b) the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

          1.3 "Cause" means the Executive's willful engagement in illegal conduct or gross misconduct after the Change in Control Date which is materially and demonstrably injurious to the Company. For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

          1.4 "Good Reason" means the occurrence, without the Executive's written consent, of any of the events or circumstances set forth in clauses (a) through (g) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Executive in respect thereof, such event or circumstance has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive).

               (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date,
(ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the "Measurement Date") or a material diminution in such position, authority or responsibilities;

                    (b) a reduction in the Executive's annual base salary as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time;

                    (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the Measurement Date (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance or (iv) continue to provide any material fringe benefit enjoyed by Executive immediately prior to the Measurement Date;

                    (d) a change by the Company in the location at which the Executive performs his principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive's principal residence immediately prior to the Measurement Date and (ii) more than 30 miles from the location at which the Executive performed his principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

                    (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement, as required by Section 6.1;

                    (f) a purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.2(a); or

                    (g) any failure of the Company to pay or provide to the Executive any portion of the Executive's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Agreement or any employment agreement with the Executive.

     The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

          1.5 "Disability" means the Executive's absence from the full-time performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     2. Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term, (b) the date 18 months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or (c) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the Company terminates within 18 months following the Change in Control Date. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2003; provided, however, that commencing on January 1, 2003 and each January 1, thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

     3. Employment Status; Termination Following Change in Control.

          3.1 Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time. If the Executive's employment with the Company terminates for any reason and subsequently a Change in Control shall occur, the Executive shall not be entitled to any benefits hereunder except as otherwise provided pursuant to
Section 1.2.

          3.2 Termination of Employment.

               (a) If the Change in Control Date occurs during the Term, any termination of the Executive's employment by the Company or by the Executive within 18 months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 7. Any Notice of Termination shall: (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the Date of Termination (as defined below). The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Executive's death, or the date of the Executive's death, as the case may be. In the event the Company fails to satisfy the requirements of Section 3.2(a) regarding a Notice of Termination, the purported termination of the Executive's employment pursuant to such Notice of Termination shall not be effective for purposes of this Agreement.

               (b) The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (c) Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Cause. Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board of Directors of the Company at which he may, at his election, be represented by counsel and at which he shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board of Directors' intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board of Directors believes constitutes Cause for termination.

               (d) Any Notice of Termination for Good Reason given by the Executive must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Good Reason.

     4. Benefits to Executive.

          4.1 Stock Acceleration. If the Change in Control Date occurs during the Term, then, effective upon the Change in Control Date, (a) each outstanding option to purchase shares of Common Stock of the Company held by the Executive shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company and (b) each outstanding restricted stock award shall be deemed to be fully vested and will no longer be subject to a right of repurchase by the Company.

          4.2 Compensation. If the Change in Control Date occurs during the Term and the Executive's employment with the Company terminates within 18 months following the Change in Control Date, the Executive shall be entitled to the following benefits:

               (a) Termination Without Cause or for Good Reason. If the Executive's employment with the Company is terminated by the Company (other than for Cause, Disability or Death) or by the Executive for Good Reason within 18 months following the Change in Control Date, then the Executive shall be entitled to the following benefits:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                         (1) the sum of (A) the Executive's  base salary through
the Date of Termination, (B) the product of (x) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred) for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "Accrued Obligations"); and

                         (2) the amount equal to (A) three multiplied by (B) the
sum of (x) the Executive's highest annual base salary in any twelve-month period (on a rolling basis) during the five-year period prior to the Change in Control Date and (y) the Executive's highest annual bonus in any twelve-month period (on a rolling basis) during the five-year period prior to the Change in Control Date.

                         (ii) for three years after the Date of Termination,  or
such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

                         (iii) to the extent not  previously  paid or  provided,
the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                         (iv) for purposes of determining  eligibility  (but not
the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled, the Executive shall be considered to have remained employed by the Company until three years after the Date of Termination.

                    (b) Resignation without Good Reason; Termination for Death or Disability. If the Executive voluntarily terminates his employment with the Company within 18 months following the Change in Control Date, excluding a termination for Good Reason, or if the Executive's employment with the Company is terminated by reason of the Executive's death or Disability within 18 months following the Change in Control Date, then the Company shall (i) pay the Executive (or his estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.

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

                    (c) Termination for Cause. If the Company terminates the Executive's employment with the Company for Cause within 18 months following the Change in Control Date, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the Executive's annual base salary through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

     4.3 Taxes.

                    (a) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), and thereafter, the Executive becomes eligible to receive "Contingent Compensation Payments" (as defined below) the Company shall, as soon as administratively feasible after the Executive becomes so eligible determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (i) which of the payments or benefits due to the Executive following such Change in Ownership or Control constitute Contingent Compensation Payments, (ii) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by the Executive with respect to such Contingent Compensation Payment and (iii) the amount of the "Gross-Up Payment" (as defined below) due to the Executive with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (A) that he agrees with the Company's determination pursuant to the preceding sentence or (B) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. If the Executive states in the Executive Response that he agrees with the Company's determination, the Company shall make the Gross-Up Payment to the Executive within three business days following delivery to the Company of the Executive Response. If the Executive states in the Executive Response that he disagrees with the Company's determination, then, for a period of 15 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 15-day period, such dispute shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall, within three business days following delivery to the Company of the Executive Response, make to the Executive those Gross-Up Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made. The balance of the Gross-Up Payments shall be made within three business days following the resolution of such dispute. The amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by the amount of the accrued interest thereon computed at the prime rate announced from time to time by The Wall Street Journal compounded monthly from the date that such payments originally were due. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final.

                    (b) For purposes of this Section 4.3, the following terms shall have the following respective meanings:

                         (i)  "Change  in  Ownership  or  Control"  shall mean a
change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

                         (ii) "Contingent  Compensation  Payment" shall mean any
payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

                         (iii) "Gross-Up  Payment" shall mean an amount equal to
the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes)
attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

          4.4 Outplacement Services. In the event the Executive is terminated by the Company (other than for Cause, Disability or Death), or the Executive terminates employment for Good Reason, within 18 months following the Change in Control Date, the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $25,000, with such services to extend until the earlier of (i) 12 months following the termination of Executive's employment or (ii) the date the Executive secures full time employment.

          4.5 Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.2(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

     5. Disputes.

          5.1 Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          5.2 Expenses. The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

     6. Successors.

          6.1 Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

          6.2 Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or his family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          7. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 81 Wyman Street, Waltham, Massachusetts and to the Executive at the Executive's principal residence as currently reflected on the Company's records (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

     8. Miscellaneous.

          8.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          8.2 Injunctive Relief. The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

          8.3 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

          8.4 Waivers. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

          8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

          8.6 Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

          8.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

          8.8 Amendments. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                THERMO ELECTRON CORPORATION


                                /s/ Anne Pol
                                ----------------------------------
                                By: Anne Pol
                                Senior Vice President, Human Resources

                                EXECUTIVE


                                /s/ Richard F. Syron
                                -----------------------------------
                                Richard F. Syron





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